NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION,
October 26, 2011	CONTACT:	David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces Third Quarter 2011 Results
and Quarterly Cash Dividend to Common Stockholders

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (the “Company”) today reported net income for the quarter ended September 30, 2011, of $5.32 million.  Net income to common shareholders for the quarter ended September 30, 2011, totaled $5.03 million, or $0.28 per diluted common share.  Net income for the nine months ended September 30, 2011, totaled $16.80 million.  Net income to common shareholders for the nine months ended September 30, 2011, totaled $16.38 million, or $0.91 per diluted common share.

Additionally, the Company announced today that the board of directors declared a quarterly cash dividend to common stockholders of $1.79 million, or ten cents ($0.10), per common share.  The quarterly dividend is payable to common stockholders of record November 11, 2011, and is expected to be paid on or about November 25, 2011.  The current year marks the 26th consecutive year of cash dividend payments to stockholders.

Third Quarter 2011 Highlights –

•	Loan loss provisions were reduced by $1.89 million, or 49.61%, from the third quarter of 2010.
•	Tangible book value per common share increased to $11.25, up $1.22, or 12.16%, from December 31, 2010.
•	The Company’s efficiency ratio of 56.84% for the third quarter of 2011 was an improvement over the ratios reported in the second quarter of 2011 of 59.03% and the third quarter of 2010 of 58.92%.
•	During the third quarter of 2011, the Company repurchased 48,310 shares.
•
The Company significantly exceeds regulatory “well-capitalized” targets with a total risk-based capital ratio of 17.91%, Tier 1 risk-based capital ratio of 16.65%, and a Tier 1 leverage ratio of 11.24% at September 30, 2011.

Net Interest Income

Tax-equivalent net interest margin for the third quarter of 2011 was 3.77% compared to 3.87% in the comparable quarter of 2010.  Net interest income was $17.73 million for the third quarter of 2011, a decrease of $863 thousand, or 4.64%, from the third quarter of 2010.  Total interest income was $23.05 million for the third quarter of 2011, a decrease of $2.79 million, or 10.80%, from the third quarter of 2010.  The decrease in interest income reflects continued slow loan demand and the Company’s conservative deployment of excess cash to manage its long-term risk profile.  The yield on loans was 5.79% for the third quarter of 2011, a decrease from 6.07% in the same period of the prior year, while average loans decreased $25.60 million between the comparable periods to $1.38 billion as loan demand remains low.  The Company continued to maintain a high level of liquidity with average overnight liquidity of $140.29 million during the third quarter of 2011.

Total interest expense for the third quarter of 2011 was $5.32 million, a decrease of $1.93 million, or 26.60%, from the third quarter of 2010.  Third quarter 2011 deposit costs decreased $1.87 million compared to the third quarter of 2010, which was primarily due to a decrease in the average rate paid on interest-bearing deposits of 47 basis points to 0.88%.  Third quarter 2011 borrowing costs decreased $53 thousand compared to the third quarter of 2010, while the average borrowings balance decreased $41.75 million between the comparable periods due to the redemption of various wholesale borrowings.  The cost of interest-bearing liabilities decreased 35 basis points to 1.27% during the third quarter of 2011 compared to same quarter of the prior year.  Average interest-bearing liabilities decreased $117.58 million, or 6.62% for the third quarter of 2011 compared with the third quarter of 2010, which included a decrease of $26.34 million in Federal Home Loan Bank (“FHLB”) borrowings and other long-term debt.

Provision

The provision for loan losses for the third quarter and nine months ended September 30, 2011, totaled $1.92 million and $6.61 million, respectively, which compares favorably to the provision for loan losses for the third quarter and nine months ended September 30, 2010, of $3.81 million and $11.07 million, respectively.  The third quarter of 2011 marks the fifth consecutive quarter of provision decreases when compared to the prior year’s comparable quarter.

Noninterest Income

Noninterest income for the third quarter of 2011 decreased $2.87 million, or 26.26%, compared to the third quarter of 2010 largely due to a reduction in realized gains on the investment securities portfolio. During the third quarter of 2011, wealth management income totaled $868 thousand, a decrease of $41 thousand, or 4.51%, from the third quarter of 2010.  The Trust and Wealth Management Divisions reported $829 million in assets under management at September 30, 2011.  Service charges on deposit accounts totaled $3.40 million for the third quarter of 2011, a decrease of $53 thousand, or 1.53%, from the third quarter of 2010.  Insurance commissions were $1.52 million for the third quarter of 2011, a decrease of $140 thousand, or 8.42%, from the comparable quarter of 2010. Net gains on the sales of securities decreased $2.40 million, or 93.08%, in the third quarter of 2011 compared to the same period of the prior year.  Included in noninterest income are net gains of $67 thousand on the sale of two insurance agencies that occurred during the third quarter of 2011.  The Company has the potential to recognize $650 thousand in additional gain over time as earn-out payments are received.

Noninterest Expenses

Noninterest expenses for the third quarter of 2011 decreased $1.37 million, or 7.85%, compared to the third quarter of 2010.  Salaries and employee benefits decreased $344 thousand, or 3.93%, in the third quarter of 2011 compared to the same period in the prior year.  Occupancy, furniture, and equipment expense for the third quarter of 2011 decreased $161 thousand, or 6.44%, compared to the third quarter of 2010.  Federal Deposit Insurance Corporation (“FDIC”) deposit insurance premiums decreased $370 thousand, or 51.53% in the third quarter of 2011, compared to the third quarter of 2010, primarily due to the FDIC’s change in assessment methodology for deposit insurance to one based on tangible assets.  Other operating expenses were $4.72 million for the third quarter of 2011, a decrease of $484 thousand, or 9.31%, from the third quarter of 2010.  Included in other operating expenses are expenses and losses associated with other real estate that amounted to $675 thousand in the third quarter of 2011, compared to $1.76 million in the second quarter of 2011 and $801 thousand in the third quarter of 2010.

Credit Quality

The Company’s loan quality measures at September 30, 2011, continue to compare favorably to the industry.  Total loan delinquencies of 30 days or more, including non-accrual loans, as a percent of total loans were 2.30% at September 30, 2011, compared to 2.62% at December 31, 2010.  This compares favorably to the most recent Federal Reserve report of the Company’s peer group of bank holding companies with total assets between $1 and $3 billion, which reports peer total loan delinquencies of 4.10%.  The ratio of the allowance for loan losses as a percent of loans held for investment was 1.92% at September 30, 2011, compared to 1.91% at December 31, 2010.

Total non-performing assets, which include unseasoned loan restructurings and other real estate owned, were 1.34% of total assets at September 30, 2011, and non-performing loans as a percentage of loans held for investment were 1.73%.  These levels are much better by comparison with those in the Federal Reserve peer group which were last reported at 3.21% for total non-performing assets to total assets and 3.43% for non-performing loans to total loans.  Included in non-performing assets are $964 thousand of unseasoned loan restructurings at September 30, 2011.

Annualized net charge-offs were 0.57% of average loans held for investment for the third quarter of 2011.  This represents a decrease of 33 basis points from 0.90% for the second quarter of 2011 and continues a general downward trend in net charge-offs.

Balance Sheet

Consolidated assets were $2.22 billion at September 30, 2011.  Total stockholders’ equity was $304.12 million at September 30, 2011, resulting in a book value per common share, on an as-converted basis, of $15.86, compared to total stockholders’ equity of $269.88 million and a book value per common share of $15.11 at December 31, 2010.  During the third quarter of 2011, the Company paid a $0.10 per share dividend on common shares.

The Company will host an investor and media teleconference and webcast on Thursday, October 27, 2011, at 11:00 a.m.  To access the teleconference, the toll-free number is (877) 407-8033. Alternatively, individuals may listen to the live or archived webcast of the conference call.  To listen to the webcast, visit www.fcbinc.com and follow the link under the Investor Relations section.  The Company’s press release and financial summary will be available in this section, as well.  Copies of the Company’s third quarter 2011 earnings press release and financial summary will also be made available upon request via fax, email or postal service mail.  To request a copy, contact David D. Brown, Chief Financial Officer, at (276) 326-9000.

Non-GAAP Presentations

The Company prepares its financial statements under accounting principles generally accepted in the United States, or “GAAP.”  However, this press release also refers to certain non-GAAP financial measures that we believe, when considered together with GAAP financial measures, provide investors with important information regarding our operational performance.  An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core earnings are a non-GAAP financial measure that reflect net income excluding non-recurring income and expense items, taxes, loan loss provisions, losses on other real estate owned, as well as gains, losses, impairment losses on securities, and goodwill impairments from net income.  These excluded items are difficult to predict and we believe that core earnings provide the Company and investors with a valuable tool to evaluate the Company’s financial results.

The adjusted efficiency ratio is a non-GAAP financial measure that is computed by dividing core non-interest expense by the sum of net interest income on a tax equivalent basis and core non-interest income.  We believe that this measure provides investors with important information about our operating efficiency.  Comparison of our adjusted efficiency ratio with those of other companies may not be possible because other companies may calculate the adjusted efficiency ratio differently.

Tangible book value per share is a non-GAAP financial measure that is defined as stockholders’ equity less goodwill and other intangible assets, divided by as-converted common shares outstanding.

About First Community Bancshares, Inc.

First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.22 billion financial holding company and is the parent company of First Community Bank.  First Community Bank operates through fifty-two locations in the four states of Virginia, West Virginia, North Carolina, and Tennessee.  First Community Bank offers wealth management and investment services through its Trust & Financial Services Division and First Community Wealth Management, a registered investment advisory firm.  The Company’s Trust and Wealth Management Divisions managed assets with a market value of $829 million at September 30, 2011.  The Company is also the parent company of GreenPoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operates six offices.  The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC”.  Additional investor information can be found on the Internet at www.fcbinc.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

First Community Bancshares, Inc.
Condensed Consolidated Statements of Income

	Three Months Ended		Nine Months Ended
(Unaudited)	September 30,		September 30,
(In Thousands, Except Share and Per Share Data)	2011	2010	2011	2010
Interest Income
Interest and fees on loans held for investment	$20,084	$21,440	$60,633	$63,791
Interest on securities -- taxable	1,711	2,895	6,094	10,411
Interest on securities -- nontaxable	1,180	1,451	4,004	4,271
Interest on deposits in banks	75	54	244	134
Total interest income	23,050	25,840	70,975	78,607
Interest Expense
Interest on deposits	2,998	4,872	10,151	15,480
Interest on borrowings	2,318	2,371	7,061	7,369
Total interest expense	5,316	7,243	17,212	22,849
Net interest income	17,734	18,597	53,763	55,758
Provision for loan losses	1,920	3,810	6,611	11,071
Net interest income after provision for loan losses	15,814	14,787	47,152	44,687
Noninterest Income
Wealth management income	868	909	2,692	2,806
Service charges on deposit accounts	3,404	3,457	9,788	9,796
Other service charges and fees	1,426	1,244	4,293	3,775
Insurance commissions	1,523	1,663	5,027	5,253
Net impairment losses recognized in earnings	(210)	-	(737)	(185)
Net gains on sale of securities	178	2,574	5,238	4,025
Other operating income	877	1,091	2,627	2,950
Total noninterest income	8,066	10,938	28,928	28,420
Noninterest Expense
Salaries and employee benefits	8,409	8,753	26,223	25,209
Occupancy expense of bank premises	1,476	1,573	4,691	4,852
Furniture and equipment expense	862	926	2,686	2,748
Amortization of intangible assets	250	260	770	769
FDIC premiums and assessments	348	718	1,640	2,129
Prepayment penalties on FHLB advances	-	-	471	-
Other operating expense	4,715	5,199	15,380	14,392
Total noninterest expense	16,060	17,429	51,861	50,099
Income before income taxes	7,820	8,296	24,219	23,008
Income tax expense	2,502	1,743	7,422	6,046
Net income	5,318	6,553	16,797	16,962
Dividends on preferred stock	286	-	417	-
Net income available to common shareholders	$5,032	$6,553	$16,380	$16,962
Per Share
Basic earnings per common share	$0.28	$0.37	$0.92	$0.95
Diluted earnings per common share	$0.28	$0.37	$0.91	$0.95
Weighted average shares outstanding:
Basic	17,896,534	17,808,348	17,886,902	17,787,233
Diluted	19,205,634	17,832,882	18,533,364	17,812,895
For the period:
Return on average assets	0.91%	1.14%	0.99%	1.00%
Return on average common equity	6.94%	9.49%	7.76%	8.49%
Cash dividends per common share	$0.10	$0.10	$0.30	$0.30

First Community Bancshares, Inc.
Condensed Quarterly Statements of Income

	As of and for the Quarter Ended
(Unaudited)	September 30,	June 30,	March 31,	December 31,	September 30,
(In Thousands, Except Share and Per Share Data)	2011	2011	2011	2010	2010
Interest Income
Interest and fees on loans held for investment	$20,084	$20,094	$20,455	$20,950	$21,440
Interest on securities -- taxable	1,711	1,850	2,533	2,293	2,895
Interest on securities -- nontaxable	1,180	1,291	1,533	1,672	1,451
Interest on deposits in banks	75	100	69	60	54
Total interest income	23,050	23,335	24,590	24,975	25,840
Interest Expense
Interest on deposits	2,998	3,273	3,880	4,407	4,872
Interest on borrowings	2,318	2,308	2,435	2,469	2,371
Total interest expense	5,316	5,581	6,315	6,876	7,243
Net interest income	17,734	17,754	18,275	18,099	18,597
Provision for loan losses	1,920	3,079	1,612	3,686	3,810
Net interest income after provision for loan losses	15,814	14,675	16,663	14,413	14,787
Noninterest Income
Wealth management income	868	930	894	1,022	909
Service charges on deposit accounts	3,404	3,353	3,031	3,332	3,457
Other service charges and fees	1,426	1,461	1,406	1,299	1,244
Insurance commissions	1,523	1,561	1,943	1,474	1,663
Net impairment losses recognized in earnings	(210)	-	(527)	-	-
Net gains on sale of securities	178	3,224	1,836	4,248	2,574
Other operating income	877	834	916	713	1,091
Total noninterest income	8,066	11,363	9,499	12,088	10,938
Noninterest Expense
Salaries and employee benefits	8,409	8,685	9,129	9,319	8,753
Occupancy expense of bank premises	1,476	1,568	1,647	1,586	1,573
Furniture and equipment expense	862	909	915	965	926
Amortization of intangible assets	250	261	259	263	260
FDIC premiums and assessments	348	414	878	727	718
Prepayment penalties on FHLB advances	-	-	471	-	-
Goodwill impairment	-	-	-	1,039	-
Other operating expense	4,715	5,901	4,764	5,945	5,199
Total noninterest expense	16,060	17,738	18,063	19,844	17,429
Income before income taxes	7,820	8,300	8,099	6,657	8,296
Income tax expense	2,502	2,572	2,348	1,772	1,743
Net income	5,318	5,728	5,751	4,885	6,553
Dividends on preferred stock	286	131	-	-	-
Net income available to common shareholders	$5,032	$5,597	$5,751	$4,885	$6,553
Per Share
Basic earnings per common share	$0.28	$0.31	$0.32	$0.27	$0.37
Diluted earnings per common share	$0.28	$0.31	$0.32	$0.27	$0.37
Cash dividends per common share	$0.10	$0.10	$0.10	$0.10	$0.10
Weighted average shares outstanding:
Basic	17,896,534	17,895,904	17,867,953	17,845,857	17,808,348
Diluted	19,205,634	18,534,489	17,887,118	17,891,807	17,832,882

First Community Bancshares, Inc.
Reconciliation of GAAP Net Income to Core Earnings

	Three Months Ended		Nine Months Ended
(Unaudited)	September 30,		September 30,
(In Thousands, Except Per Share Data)	2011	2010	2011	2010

Net income, GAAP	$5,318	$6,553	$16,797	$16,962
Non-GAAP adjustments:
Security gains	(178)	(2,574)	(5,238)	(4,025)
FHLB debt prepayment fees	-	-	471	-
Other-than-temporary security impairments	210	-	737	185
Intangibles amortization	250	260	770	769
Other non-core items	59	-	59	4
Total adjustments to core earnings	341	(2,314)	(3,201)	(3,067)
Tax effect	128	(868)	(1,200)	(1,150)
Core earnings, non-GAAP	$5,531	$5,107	$14,796	$15,045

Core return on average assets	1.00%	0.89%	0.90%	0.89%
Core return on average common equity	7.63%	7.39%	7.01%	7.53%
Core diluted earnings per common share	$0.29	$0.29	$0.80	$0.84

Efficiency Ratio Calculation

	Three Months Ended		Nine Months Ended
(Unaudited)	September 30,		September 30,
(In Thousands)	2011	2010	2011	2010

Noninterest expense, GAAP	$16,060	$17,429	$51,861	$50,099
Non-GAAP adjustments:
FHLB debt prepayment fees	-	-	(471)	-
OREO expenses	(675)	(801)	(2,747)	(1,961)
Intangibles amortization	(250)	(260)	(770)	(769)
Other non-core items	(77)	-	(77)	-
Adjusted noninterest expense	15,058	16,368	47,796	47,369

Net interest income, GAAP	17,734	18,597	53,763	55,758
Noninterest income, GAAP	8,066	10,938	28,928	28,420
Non-GAAP adjustments:
Tax-equivalency adjustment	676	819	2,278	2,422
Security gains	(178)	(2,574)	(5,238)	(4,025)
Other-than-temporary security impairments	210	-	737	185
Other non-core items	(18)	-	(18)	4
Adjusted net interest and noninterest income	26,490	27,780	80,450	82,764

Efficiency Ratio	56.84%	58.92%	59.41%	57.23%

First Community Bancshares, Inc.
Quarterly Balance Sheets

	For the Quarter Ended
(Unaudited)	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars In Thousands)	2011	2011	2011	2010	2010

Cash and due from banks	$38,776	$31,451	$52,684	$28,816	$37,120
Federal funds sold	103,179	162,629	121,974	81,526	93,281
Interest-bearing balances with banks	6,365	36,539	809	1,847	1,363
Total cash and cash equivalents	148,320	230,619	175,467	112,189	131,764
Securities available-for-sale	449,387	349,976	430,965	480,064	480,587
Securities held-to-maturity	3,342	4,106	4,524	4,637	5,931
Loans held for sale	3,575	920	2,614	4,694	3,386
Loans held for investment, net of unearned income	1,374,656	1,373,944	1,375,685	1,386,206	1,398,251
Less allowance for loan losses	26,407	26,482	26,482	26,482	26,420
Net loans	1,351,824	1,348,382	1,351,817	1,364,418	1,375,217
Premises and equipment, net	54,860	55,808	56,189	56,244	56,042
Other real estate owned	5,942	5,585	5,644	4,910	5,501
Interest receivable	6,264	6,202	7,288	7,675	7,899
Goodwill	83,832	85,132	84,930	84,914	85,176
Other intangible assets	4,576	5,205	5,466	5,725	5,989
Other assets	111,745	115,385	118,690	123,462	143,319
Total assets	$2,220,092	$2,206,400	$2,240,980	$2,244,238	$2,297,425
Deposits:
Noninterest-bearing demand	$233,683	$219,488	$222,072	$205,151	$216,167
Interest-bearing demand	295,804	271,622	287,006	262,420	270,927
Savings	396,767	405,409	420,481	426,547	425,661
Time	664,237	683,157	707,458	726,837	744,468
Total deposits	1,590,491	1,579,676	1,637,017	1,620,955	1,657,223
Interest, taxes and other liabilities	20,030	20,563	20,459	21,318	21,377
Securities sold under agreements to repurchase	139,510	137,778	139,472	140,894	153,413
FHLB borrowings	150,000	150,000	150,000	175,000	175,000
Other indebtedness	15,941	16,179	16,186	16,193	16,209
Total liabilities	1,915,972	1,904,196	1,963,134	1,974,360	2,023,222

Preferred stock, net of discount	18,921	18,921	-	-	-
Common stock	18,083	18,083	18,083	18,083	18,083
Additional paid-in capital	188,243	188,278	188,742	189,239	189,811
Retained earnings	92,498	89,257	85,450	81,486	78,385
Treasury stock, at cost	(5,651)	(5,137)	(5,851)	(6,740)	(7,729)
Accumulated other comprehensive loss	(7,974)	(7,198)	(8,578)	(12,190)	(4,347)
Total stockholders' equity	304,120	302,204	277,846	269,878	274,203
Total liabilities and stockholders' equity	$2,220,092	$2,206,400	$2,240,980	$2,244,238	$2,297,425

Actual shares outstanding at period end	17,869,514	17,917,824	17,894,899	17,866,335	17,834,601
Book value per common share at period end (1)	$15.86	$15.72	$15.53	$15.11	$15.37
Tangible book value per common share at period end (2)	$11.25	$11.02	$10.48	$10.03	$10.26

(1)	Book value per common share is defined as stockholders' equity divided by as-converted common shares outstanding.
(2)	Tangible book value per common share is defined as stockholders' equity less goodwill and other intangibles divided by as-converted common shares outstanding.

First Community Bancshares, Inc.
Selected Credit Quality Information

	As of and for the Quarter Ended
(Unaudited)	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in Thousands)	2011	2011	2011	2010	2010
Summary of Loan Loss Experience
Allowance for loan losses:
Beginning balance	$26,482	$26,482	$26,482	$26,420	$25,011
Provision for loan losses	1,920	3,079	1,612	3,686	3,810
Charge-offs	(3,062)	(3,456)	(2,027)	(3,846)	(2,651)
Recoveries	1,067	377	415	222	250
Net charge-offs	(1,995)	(3,079)	(1,612)	(3,624)	(2,401)
Ending balance	$26,407	$26,482	$26,482	$26,482	$26,420

Summary of Asset Quality
Non-accrual loans	$22,877	$22,037	$17,703	$19,414	$16,645
Restructured loans	964	878	1,509	5,325	7,904
Loans 90 days or more past due and still accruing	-	-	-	-	-
Total non-performing loans	23,841	22,915	19,212	24,739	24,549

Other real estate owned	5,942	5,585	5,644	4,910	5,501
Total non-performing assets	$29,783	$28,500	$24,856	$29,649	$30,050

Restructured loans performing in accordance with terms	$1,156	$7,044	$7,519	$3,911	$849

Asset Quality Ratios
Non-performing loans as a percentage of loans held for investment	1.73%	1.67%	1.40%	1.78%	1.76%
Non-performing assets as a percentage of total assets	1.34%	1.29%	1.11%	1.32%	1.31%
Annualized net charge-offs as a percentage of average loans held for investment	0.57%	0.90%	0.47%	1.03%	0.68%
Allowance for loan losses as a percentage of loans held for investment	1.92%	1.93%	1.93%	1.91%	1.89%
Ratio of allowance for loan losses to non-performing loans	1.11	1.16	1.38	1.07	1.08

First Community Bancshares, Inc.
Non-accrual Loan Detail

	As of September 30, 2011
			Non-accrual
(Unaudited)	Loans	Non-accrual	Loans to Loans
(Dollars in Thousands)	Outstanding	Loans	Outstanding
Commercial
Construction -- commercial	$32,279	$331	1.03%
Land development	3,304	-	0.00%
Other land loans	23,001	68	0.30%
Commercial and industrial	92,894	4,299	4.63%
Single family residential	107,879	4,011	3.72%
Multi-family residential	82,939	1,138	1.37%
Non-farm, non-residential	325,830	7,935	2.44%
Agricultural	1,570	-	0.00%
Farmland	36,605	475	1.30%
Total commercial	706,301	18,257	2.58%

Consumer real estate
Home equity lines	109,444	886	0.81%
Single family residential mortgage	461,104	3,561	0.77%
Owner-occupied construction	19,279	119	0.62%
Total consumer real estate	589,827	4,566	0.77%

Consumer and other
Consumer loans	67,020	54	0.08%
Other loans	11,508	-	0.00%
Total consumer and other	78,528	54	0.07%

Total loans	$1,374,656	$22,877	1.66%

First Community Bancshares, Inc.
Selected Financial Information

	As of and for the Quarter Ended
(Unaudited)	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in Thousands)	2011	2011	2011	2010	2010
Ratios
Return on average assets	0.91%	1.02%	1.05%	0.85%	1.14%
Return on average common equity	6.94%	7.91%	8.47%	7.00%	9.49%
Net interest margin	3.77%	3.83%	3.96%	3.78%	3.87%
Efficiency ratio for the quarter	56.84%	59.03%	62.27%	64.82%	58.92%
Efficiency ratio year-to-date	59.41%	60.67%	62.27%	59.09%	57.23%
Equity as a percent of total assets at end of period	13.70%	13.70%	12.40%	12.03%	11.94%
Average earning assets as a percentage of average total assets	88.39%	88.11%	88.07%	87.69%	87.67%
Average loans as a percentage of average deposits	87.15%	85.57%	84.78%	85.54%	85.59%

Average Balances
Investments	$417,291	$386,706	$470,833	$498,090	$503,686
Loans	1,379,144	1,373,988	1,382,526	1,402,178	1,404,746
Earning assets	1,936,720	1,935,470	1,961,538	1,996,106	1,990,953
Total assets	2,191,145	2,196,691	2,227,255	2,276,257	2,270,984
Deposits	1,582,481	1,605,694	1,630,701	1,639,154	1,641,339
Interest bearing deposits	1,357,938	1,386,292	1,418,807	1,427,746	1,433,770
Borrowings	300,751	297,857	316,864	344,704	342,497
Interest bearing liabilities	1,658,689	1,684,149	1,735,671	1,772,450	1,776,267
Equity	306,524	291,474	275,350	276,723	274,001
Tax-equivalent net interest income	18,410	18,490	19,141	19,040	19,416

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates

	Three Months Ended September 30,
	2011			2010
(Unaudited)	Average	Interest	Average	Average	Interest	Average
(Dollars in Thousands)	Balance	(1)	Rate (1)	Balance	(1)	Rate (1)
Earning assets
Loans held for investment (2)	$1,379,144	$20,126	5.79%	$1,404,746	$21,478	6.07%
Securities available-for-sale	413,538	3,447	3.31%	497,602	4,999	3.99%
Securities held-to-maturity	3,753	78	8.25%	6,084	128	8.35%
Interest-bearing deposits with banks	140,285	75	0.21%	82,521	54	0.26%
Total earning assets	1,936,720	23,726	4.86%	1,990,953	26,659	5.31%
Other assets	254,425			280,031
Total	$2,191,145			$2,270,984
Interest-bearing liabilities
Interest-bearing demand deposits	$279,722	$80	0.11%	$257,560	$274	0.42%
Savings deposits	403,688	171	0.17%	423,827	672	0.63%
Time deposits	674,528	2,747	1.62%	752,383	3,926	2.07%
Retail repurchase agreements	84,813	126	0.59%	100,217	245	0.97%
Wholesale repurchase agreements	50,000	474	3.76%	50,000	471	3.74%
FHLB borrowings & other long-term debt	165,938	1,718	4.11%	192,280	1,655	3.41%
Total interest-bearing liabilities	1,658,689	5,316	1.27%	1,776,267	7,243	1.62%
Noninterest-bearing demand deposits	224,543			207,569
Other liabilities	1,389			13,147
Stockholders' equity	306,524			274,001
Total	$2,191,145			$2,270,984
Net interest income, tax-equivalent		$18,410			$19,416
Net interest rate spread (3)			3.59%			3.69%
Net interest margin (4)			3.77%			3.87%

(1)	Fully taxable equivalent at the rate of 35%.
(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax-equivalent net interest income divided by average earning assets.

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates

	Nine Months Ended September 30,
	2011			2010
(Unaudited)	Average	Interest	Average	Average	Interest	Average
(Dollars in Thousands)	Balance	(1)	Rate (1)	Balance	(1)	Rate (1)
Earning assets
Loans held for investment (2)	$1,378,540	$60,755	5.89%	$1,399,347	$63,913	6.11%
Securities available-for-sale	420,544	11,991	3.81%	492,603	16,561	4.49%
Securities held-to-maturity	4,203	263	8.37%	6,713	421	8.38%
Interest-bearing deposits with banks	141,198	244	0.23%	77,319	134	0.23%
Total earning assets	1,944,485	73,253	5.04%	1,975,982	81,029	5.48%
Other assets	260,413			282,628
Total	$2,204,898			$2,258,610
Interest-bearing liabilities
Interest-bearing demand deposits	$277,109	$404	0.19%	$247,596	$724	0.39%
Savings deposits	415,197	769	0.25%	419,550	2,284	0.73%
Time deposits	695,150	8,978	1.73%	768,882	12,472	2.17%
Retail repurchase agreements	85,064	440	0.69%	95,494	773	1.08%
Wholesale repurchase agreements	50,000	1,409	3.77%	50,000	1,402	3.75%
FHLB borrowings & other long-term debt	170,034	5,212	4.10%	195,586	5,194	3.55%
Total interest-bearing liabilities	1,692,554	17,212	1.36%	1,777,108	22,849	1.72%
Noninterest-bearing demand deposits	218,659			204,706
Other liabilities	2,454			9,799
Stockholders' equity	291,231			266,997
Total	$2,204,898			$2,258,610
Net interest income, tax-equivalent		$56,041			$58,180
Net interest rate spread (3)			3.68%			3.76%
Net interest margin (4)			3.85%			3.94%

(1)	Fully taxable equivalent at the rate of 35%.
(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax-equivalent net interest income divided by average earning assets.